Exhibit 10.4

DIVIDEND DISTRIBUTION AGREEMENT

This Dividend Distribution (“Agreement”) is made effective as of August 29, 2006 (“Effective Date”) by and between, VENOCO, INC., a Delaware corporation (“Venoco”), TIMOTHY M. MARQUEZ AND BERNADETTE B. MARQUEZ, AS TRUSTEES OF THE MARQUEZ TRUST, UNDER TRUST AGREEMENT DATED FEBRUARY 26, 2002, AS AMENDED (“Trust”), and CARPINTERIA BLUFFS, LLC, a Colorado limited liability company (“Bluffs”).  Venoco, Trust and Bluffs are individually referred to as a “Party” and collectively as “Parties” in this Agreement.  Trust and Bluffs are sometimes collectively referred to as “Marquez” in this Agreement.

RECITALS

A.                                   Venoco is a party to that certain Purchase and Sale Agreement, dated as of November 4, 1998, by and among Chevron U.S.A. Inc., a Pennsylvania corporation (“CUSA”), Chevron Pipe Line Company, a Delaware corporation (“CPL” and together with CUSA “Chevron”), Ellwood Pipeline, Inc., a California corporation (“Ellwood”), and Venoco, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of January 13, 1999, by and among the same parties described in this Recital A (collectively, “Purchase Agreement”).

B.                                     Pursuant to the Purchase Agreement, Venoco acquired and continues to own (i) an undivided one hundred percent (100%) interest in that certain real property improved with oil and gas processing facilities owned by Venoco (“Processing Facilities”), located in the City of Carpinteria, County of Santa Barbara, consisting of approximately forty six (46) acres, comprised of five (5) separate parcels designated with APN(s) 001-170-003, 001-170-004, 001-170-022, 001-170-023, and 001-170-014 (collectively, “Facilities Parcels”), and (ii) an undivided fifty percent (50%) interest (“Venoco Parking Parcel Interest”) in that certain real property improved with parking and access facilities for the Casitas pier (“Casitas Pier”), located in the City of Carpinteria, County of Santa Barbara, consisting of approximately ten (10) acres, comprised of one (1) parcel designated with APN 001-170-021 (“Parking Parcel”).  As used in this Agreement the term “Property” (i) shall refer collectively to the Facilities Parcels and the Venoco Parking Parcel Interest, and (ii) shall not include any of the improvements, Processing Facilities (such improvements and Processing Facilities collectively, the “Reserved Improvements”), oil and gas leases, or mineral interests located on, or appurtenant to, or part of, the Facilities Parcels and the Venoco Parking Parcel Interest.  The Property is further described in the attached Exhibit A.  ExxonMobil Corporation owns the other undivided fifty percent (50%) interest in the Parking Parcel (“Exxon Parking Parcel Interest”).

C.                                     Pursuant to the Purchase Agreement, Chevron and Venoco each have certain environmental clean up and indemnity obligations with respect to the Property.

D.                                    Pursuant to the Purchase Agreement, the Property is subject to a first priority deed of trust (“Chevron Deed of Trust”) in favor of Chevron securing the performance of Venoco’s abandonment obligations under the Purchase Agreement.

E.                                      Pursuant to the Purchase Agreement, the Property is subject to certain transfer restrictions and options to purchase in favor of Chevron.

F.                                      The Property is subject to three separate second priority deeds of trust (“BOM Deeds of Trust”) in favor of the Bank of Montreal which secure indebtedness by Venoco.

G.                                     Pursuant to resolutions adopted July 24, 2006 and July 28, 2006, Venoco declared an in-kind shareholder dividend (“Transfer”) to shareholders of record on July 28, 2006 and as of such record date the Trust was the sole shareholder of Venoco.

H.                                    Trust shall not take record title to the Property upon the Transfer, and Trust desires that Venoco convey the Property directly to Bluffs, a limited liability company wholly owned by Trust.

I.                                         The Parties desire for Bluffs to lease back the Property to Venoco immediately upon the completion of the Transfer in order that Venoco continue to occupy and use the Property as a site for the Processing Facilities.

J.                                        Marquez may desire for Venoco (i) to relocate and consolidate the Processing Facilities (“Processing Facilities Relocation”) into and within an approximate two (2) acre portion of the Property (“Relocation Parcel”), (ii) to have the right to use approximately two (2) acres of the Parking Parcel as a parking and access area for the Casitas Pier (“Access Parcel”), (iii) to have adequate vehicular and utility rights-of-way, easements and access to the Relocation Parcel and the Access Parcel (“Access and Utilities Easements”), and (iv) upon completion of the Processing Facilities Relocation, to terminate the lease agreement described in Recital I and enter into a new ground lease for the Relocation Parcel and the Access Parcel.

K.                                    The Parties desire for Bluffs to have an option to purchase from Venoco the Exxon Parking Parcel Interest if such interest is first obtained by Venoco.

L.                                      Venoco desires to give Marquez certain indemnity protection with respect to the Property.

NOW, THEREFORE, for the reasons set forth herein above, and in consideration of the mutual promises and agreements of the Parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       CONVEYANCE and CONDITION OF TITLE

Venoco hereby agrees to convey the Property to Bluffs subject to the Property Reservations and the Property Encumbrances described in this Section 1.

a.                                       Property Reservation.   Venoco shall reserve from the conveyance of the Property to Bluffs: (i) all interests in the mineral rights in the Property owned by Venoco (“Venoco Minerals”), with the right of surface entry to explore for, remove, extract, or otherwise exploit such minerals, (ii) all interests in the mineral rights in the Property owned by other parties and leased by Venoco (“Leased Minerals”), with the right of surface entry to explore for, remove, extract, or otherwise exploit such minerals, (iii) the lessor’s interest in all leases and all income received by Venoco from any leases, including oil and gas leases, which encumber the Property, and (iv) all Reserved Improvements located on or appurtenant to the Property (collectively, “Property Reservations”).

b.                                      Property Encumbrances.  Venoco’s conveyance of the Property to Bluffs shall be subject to the following, in addition to the Property Reservations:  (i) the Chevron Deed of Trust, (ii) obligations of Venoco under the Purchase Agreement respecting the Property, and (iii) any other liens, encumbrances, leases, tenancies or other rights of possession, oil and gas leases, reservations, exceptions, charges, easements, rights, rights of way, covenants, conditions, and restrictions which are (a) currently of record as reflected in the title report for the Property, attached hereto as Exhibit B, but excluding the BOM Deeds of Trust which are reflected as items 23, 28, 29, 30, 31, 51, 53, 54, 55 and 56 in same title report, or (b) not of record but existing as encumbrances against the Property resulting from Venoco’s use of the Property (collectively, “Property Encumbrances”).

2.                                       RESTRICTIONS

a.                                       Transfer Restrictions.  Bluffs shall hold the Property subject to a prohibition on any transfer of the Property or interest therein or right thereto without the prior written consent of both (i) Chevron until (1) the expiration of the remediation period described in Section 9.12 of the Purchase Agreement, (2) the release and reconveyance of the Chevron Deed of Trust, and (3) the release or expiration of Chevron’s repurchase rights under Section 9.11 of the Purchase Agreement, and (ii) Venoco until the Processing Facilities Relocation has been completed pursuant to the Development Agreement described in Section 6(d) (collectively, “Transfer Restrictions”).

b.                                      Lease Restrictions.  Bluffs and Venoco hereby acknowledge that the term of the ground lease described in Recital I and Section 6(c) shall continue until the termination of the Transfer Restrictions described in Section 2(a).

c.                                       Notice.  Venoco shall provide Bluffs written notice of the termination of each Transfer Restriction described in Section 2(a) within thirty (30) days of the date of termination of such Transfer Restriction.

3.                                       ESCROW

a.                                       Opening of Escrow.  Within five (5) business days of the execution of this Agreement, Venoco and Bluffs shall open an escrow (“Escrow”) with Chicago Title Company, 1225 Coast Village Road, Montecito , CA 93108 (“Escrow Holder”).

b.                                      Agreement and Escrow Instructions.  A copy of this Agreement shall be deposited with the Escrow Holder and shall constitute the escrow instructions of Venoco and Bluffs.  Venoco and Bluffs agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement.  If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control.

c.                                       Closing.  Unless extended in accordance with this Agreement, the escrow must close on or before September 8, 2006 (“Closing Date”).  The Escrow Holder shall confirm the date Escrow is opened and the Closing Date to Venoco and Bluffs in writing within (5) five calendar days the date Escrow is opened.  As used in this Agreement, “Close of Escrow” shall mean the time the deeds have been recorded as described in Section 7(c).

4.                                       COVENANTS, REPRESENTATIONS AND WARRANTIES

a.                                       Venoco.  Venoco hereby covenants with Marquez and makes the following representations and warranties in favor of Marquez:

i.  Venoco shall, prior to the Closing Date, obtain a release of the BOM Deeds of Trust and shall, on or prior to the Closing Date, remove such items as an encumbrance upon the Property.

ii.  Venoco has title in fee simple to the Property and has the legal right to convey title subject to the Property Reservations and the Property Encumbrances, subject only to obtaining Chevron’s consent to the Transfer pursuant to the Purchase Agreement.

iii.  Venoco is duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as foreign corporation and is in good standing under the laws of the State of California, and has the power and the authority to enter into this Agreement and to consummate the transactions contemplated hereby.  Venoco and the individual parties signing this Agreement on behalf of Venoco represent and warrant that the individuals signing this Agreement on behalf of Venoco have the full legal power, authority and right to execute and deliver this Agreement.

iv.  Neither the execution and delivery of this Agreement, nor Venoco’s incurring of the obligations herein set forth, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement, shall conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any judicial order, bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Venoco is a party or by which Venoco may be bound.  This Agreement is, and all documents required hereby to be executed by Venoco shall be,  when executed and delivered, valid, legally binding obligations of, and enforceable against, Venoco in accordance with the terms of the Agreement.

v.  Venoco is not the subject of any state or federal receivership, insolvency or bankruptcy proceeding.

vi.  Venoco shall not, prior to the Closing Date, without the prior written consent of Marquez, which shall not be unreasonably withheld or delayed, (i) enter into any lease or easement with respect to the Property, (ii) place any mortgage or other consensual encumbrance against Property, (iii) change the zoning of, or otherwise voluntarily permit any governmental restrictions to be placed against, the Property, or (iv) take any other action, or enter into any agreement, with respect to or affecting the Property which is reasonably likely to adversely affect or be inconsistent with Bluffs’ intended use of the Property.

vii.  Venoco shall fully cooperate with Marquez in order to finalize the Ground Lease and the Development Agreement as described in Section 6.

viii.  Venoco is not a “Foreign Person” as defined in Internal Revenue Code Section 1445 (f)(3).

ix.  Venoco has had the opportunity to consult with and be advised by its attorney concerning the consequences and effect of entering into this Agreement and has, in fact, consulted with and been advised by its attorney.

b.                                      Marquez.  Trust or Bluffs, as applicable, hereby covenant with Venoco and make the following representations and warranties in favor of Venoco:

i.  Trust has the power and the authority to enter into this Agreement and to consummate the transactions contemplated hereby.

ii.  Bluffs is duly organized, validly existing and in good standing under the laws of the State of Colorado, is or by the Closing Date shall be duly qualified as foreign limited liability company and in good standing under the laws of the State of California, and has the power and the authority to enter into this Agreement and to consummate the transactions contemplated hereby.  Bluffs and the individual parties signing this Agreement on behalf of Bluffs represent and warrant that the individuals signing this Agreement on behalf of Bluffs have the full legal power, authority and right to execute and deliver this Agreement.

iii.  Neither the execution and delivery of this Agreement, nor Trust’s incurring of the obligations herein set forth, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement, shall conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any judicial order, bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Trust is a party or by which Trust may be bound.  This Agreement is, and all documents required hereby to be executed by Trust shall be, when executed and delivered, valid, legally binding obligations of, and enforceable against, Trust in accordance with the terms of the Agreement.

iv.  Neither the execution and delivery of this Agreement, nor Bluff’s incurring of the obligations herein set forth, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement, shall conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any judicial order, bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Bluffs is a party or by which Bluffs may be bound.  This Agreement is, and all documents required hereby to be executed by Bluffs shall be, when executed and delivered, valid, legally binding obligations of, and enforceable against, Bluffs in accordance with the terms of the Agreement.

v.  Trust is not the subject of any state or federal receivership, insolvency or bankruptcy proceeding.

vi.  Bluffs is not the subject of any state or federal receivership, insolvency or bankruptcy proceeding.

vii.  Marquez shall fully cooperate with Venoco in order to finalize the Ground Lease and the Development Agreement as described in Section 6.

viii.  Marquez has had the opportunity to consult with and be advised by its attorney concerning the consequences and effect of entering into this Agreement and has, in fact, consulted with and been advised by its attorney.

5.                                       PROPERTY ACQUIRED “AS IS”; INDEMNITY

a.                                       ‘As Is’ Conveyance.  Marquez acknowledges and agrees that (i) except as  expressly set forth herein Bluffs is acquiring the Property in its “As Is” condition, with all faults, if any, and without any warranty, express or implied, and (ii) neither Venoco nor any agents, representatives, or employees of Venoco have made any representations or warranties, direct or indirect, oral or written, express or implied, to Marquez or any agents, representatives, or employees of Marquez with respect to the condition of the Property, its fitness for any particular purpose, or its compliance with any laws, and Marquez is not aware of and does not rely upon any such representation.  Marquez acknowledges and represents that Marquez is familiar with the Property and has had ample opportunity prior to executing this Agreement to make such investigation and inspections (or to have such investigation and inspections made by others) as Marquez desires of the Property and of all factors relevant to Marquez’s intended use, including, but not limited to, the condition of soils and subsurfaces, the availability of sewer, water, utility, and road access to the Property, and compliance with actual and proposed zoning, environmental, land use and other laws and regulations.

b.                                      Hazardous Substances.  Venoco discloses and Marquez acknowledges that the Property has over the years been used as an oil and gas processing facility which involves the handling of Hazardous Substances, as defined below in this Section 5(b).  Marquez acknowledges the possible existence on the Property of environmental contamination and releases of Hazardous Substances, and Marquez acknowledges that Venoco, Venoco’s agents and employees, and other persons acting on behalf of Venoco have made no representation or warranty of any kind in connection with any matter relating to the condition, value, fitness, contamination or use of the Property upon which Marquez has relied directly or indirectly for any purpose.  In this Agreement, “Hazardous Substances” means all substances, wastes and materials determined by any state, federal or local government authority to be capable of posing a risk of injury to health, safety, property, fish or wildlife, including, but not limited to, every ‘Hazardous Substance’ as defined by Section 25316 of the California Health & Safety Code, and petroleum, including crude oil or any fraction thereof.

c.                                       Indemnity.  Venoco shall indemnify and defend Marquez, the employees and agents of Marquez and any other person acting on behalf of Marquez against, and shall hold each of them harmless from, any and all claims, demands, liabilities, damages, costs, suits, actions, fines, penalties and expenses, including reasonable attorneys’ fees, arising out of or relating to (i) the environmental condition of the Property prior to and as of the date of the completion of the Processing Facilities Relocation, (ii) the release or existence of any Hazardous Substance at, upon, through or from the Property prior to  and as of the date of the completion of the Processing Facilities Relocation, (iii) any breach by Venoco of any governmental laws, rules or regulations with respect to the environmental condition of the Property, (iv) the use and ownership of the Property by Venoco prior to the completion of the Transfer, (v) the use of the Property prior to the completion of the Processing Facilities Relocation, (vi) the use and operation of the Processing Facilities by Venoco subsequent to the Transfer, (vii) the breach by Venoco of any of its obligations under the Purchase Agreement, and (vii) the Chevron Deed of Trust and all obligations thereunder, all of which Venoco hereby undertakes to perform.

6.                                       CLOSING CONDITIONS.

The Parties’ obligations to consummate the Transfer are subject to the satisfaction of all of the conditions set forth below which can only be waived by joint action by the Parties.

a.                                       Chevron Consent.  The consent of Chevron to the Transfer (“Chevron Consent”), a form of which is attached hereto as Exhibit C, which consent Venoco agrees to use its commercially reasonable efforts to obtain.  The Parties hereby acknowledge that without the Chevron Consent the Transfer can not be consummated.

b.                                      BOM Deeds of Trust.  Obtaining the release of the BOM Deeds of Trust and removing such items as encumbrances upon the Property.  Venoco shall obtain such release and removal.

c.                                       Ground Lease.  Venoco and Bluffs shall enter into a ground lease, a form of which is attached as Exhibit D (“Ground Lease”), pursuant to which Bluffs shall lease the Property to Venoco as described in Recital I.

d.                                      Development Agreement.  Venoco and Bluffs shall enter into a development agreement, a form of which is attached as Exhibit E (“Development Agreement”), pursuant to which the Parties shall complete the Processing Facilities Relocation as described in Recital J.

e.                                       No Default.  The Parties shall not be in default in any of their obligations under the terms of this Agreement, and all representations and warranties of the Parties contained herein shall be true and correct in all material respects.

7.                                       CLOSING

a.                                       Venoco Delivered Items.  At least one (1) business day prior to the Closing Date, Venoco shall deposit or cause to be deposited with Escrow Holder the following items, duly executed and, where appropriate, acknowledged:

i.                                          Consent.  A copy of the fully executed Chevron Consent.

ii.                                       Deeds.  The grant deed for the Property in favor of Bluffs (“Grant Deed”) in the form attached hereto as Exhibit F.

iii.                                    Ground Lease.  The Ground Lease, as finalized by the Parties, and a Memorandum of the Ground Lease (“Memorandum”), both executed by Venoco.

iv.                                   Development Agreement.  The Development Agreement, as finalized by the Parties, executed by Venoco.

v.                                      Costs.  All costs and expenses to be borne by Venoco pursuant to Section 7(c)(ii)(C).

vi.                                   Certificates.  Venoco’s certification of non-foreign status in the form attached hereto as Exhibit G and Venoco’s real estate withholding certificate in the form attached hereto as Exhibit H.

vii.                                Authority.  Such proof of Venoco’s authority and authorization to enter into this Agreement and to consummate the transaction contemplated hereby as may be reasonably requested by Bluffs or the Escrow Holder.

viii.                             BOM Deeds of Trust.  Unless the liens of the BOM Deeds of Trust have been previously released from the Property, reconveyances of the BOM Deeds of Trust.

b.                                      Bluffs Delivered Items.  At least one (1) business day prior to the Closing Date, Bluffs shall deposit or cause to be deposited with Escrow Holder the following items, duly executed and, where appropriate, acknowledged:

i.                                          Ground Lease.  The Ground Lease, as finalized by the Parties, and the Memorandum, both executed by Bluffs.

ii.                                       Development Agreement.  The Development Agreement, as finalized by the Parties, executed by Bluffs.

iii.                                    Costs.  All costs and expenses to be borne by Bluffs pursuant to Section 7(c)(ii)(D).

iv.                                   Authority.  Such proof of Bluffs’ authority and authorization to enter into this Agreement and to consummate the transaction contemplated hereby as may be reasonably requested by Venoco or the Escrow Holder.

c.                                       Escrow Holder Instructions.

i.                                          Title Insurance.  Escrow Holder is authorized and directed to close the Escrow at such time as it is in receipt of the funds and documents referred to in Sections 7(a) and 7(b) and the Escrow Holder can issue standard California Land Title Association Owner’s Policy of Title Insurance for the Property and insuring title to the Property in Bluffs (“Property Title Insurance”) in the amount of Five Million Dollars ($5,000,000), subject only to the Property Encumbrances and the Memorandum.

ii.                                       Recordation and Distribution.  Upon satisfaction of the requirements in Section 7(c)(i) above, the Escrow Holder shall:

A.  cause the Grant Deed and the Memorandum to be recorded in the Office of the County Recorder of the County of Santa Barbara, California;

B.  forward copies of the Chevron Consent, the Ground Lease, the Memorandum and the Development Agreement to the Parties;

C.  from the funds contributed by Venoco, pay the costs borne by Venoco pursuant to this Agreement which include the following:

1)  one-half of the Escrow Holder’s fee;

2)  all real property taxes and special assessments against the Property;

3)  all documentary transfer tax amounts;

4)  premiums for the Property Title Insurance.

D.  from the funds contributed by Bluffs, pay the costs borne by Bluffs pursuant to this Agreement which include the following:

1)  one-half of the Escrow Holder’s fee;

2)  recording fees for the Grant Deeds.

d.                                      No Prorations.  Pursuant to the Ground Lease, Venoco shall continue to be responsible for all real and personal property taxes, assessments, and special levies in the Property; therefore, Escrow Holder shall not prorate any item customarily prorated in the County of Santa Barbara, California.

8.                                       OPTION

a.                                       Option.  Bluffs shall have the right to purchase from Venoco the Exxon Parking Parcel Interest if Venoco acquires such interest for an amount equal to (i) the purchase price paid by Venoco to ExxonMobil Corporation for acquiring the Exxon Parking Parcel Interest (“Purchase Price”) and (ii) interest on the Purchase Price calculated at a rate equal to the thirty day LIBOR in effect on the closing date of Venoco’s acquisition of the Exxon Parking Parcel Interest (“Acquisition Date”) plus 4.5% commencing on the Acquisition Date and ending on the closing date of Bluffs’ acquisition of the Exxon Parking Parcel Interest (“Option Payment”).  The option rights described in this Section 8 shall terminate (i) if Bluffs does not provide written notice to Venoco of its intent to exercise this option prior to the date which is thirty (30) days from the date which is three (3) years from the Acquisition Date, or (ii) if Bluffs has not delivered the Option Payment to Venoco prior to the date which is three (3) years from the Acquisition Date.

b.                                      Notice.  Venoco shall provide Bluffs written notice of the acquisition by Venoco of the Exxon Parking Parcel Interest within five (5) days of the Acquisition Date.

9.                                       GENERAL PROVISIONS

a.                                       Recitals.  The recitals set forth at the beginning of this Agreement are true and correct.

b.                                      Exhibits and Schedules.  Every exhibit, schedule, and other appendix attached to and referred to in this Agreement is incorporated in this Agreement by such reference.

c.                                       Titles and Headings.  The titles and headings used in this Agreement are for convenience only, are not a part of this Agreement, and shall have no effect upon its construction or interpretation.

d.                                      No Partnership or Joint Venture.  Nothing contained in this Agreement is intended to create a relationship of partnership or of joint venture or of any association among the Parties.

e.                                       Successors and Assigns.  This Agreement binds, and is for the benefit of, the Parties and their respective successors and permitted assigns.

f.                                         Survival.  Except as otherwise expressly provided in this Agreement, all options, indemnities, covenants, representations and warranties, express or implied, shall survive the execution and termination of this Agreement, the Close of Escrow and the other transactions contemplated hereby.

g.                                      Time.  Time is of the essence in the performance of this Agreement.

h.                                      Attorneys’ Fees.  If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, then the Party, if any, prevailing on the more substantial portion of its claims and defenses shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, and/or enforcing any judgment granted therein, in addition to any other relief to which it may be entitled.  Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment.  This Section 9(h) shall be applied pursuant to the provisions of California Civil Code Section 1717.

i.                                          Modification.  Any extension, modification or amendment of this Agreement must be in writing and signed by the Parties to be affected thereby or their respective successors in interest.  The Parties hereby contemplate that the various Exhibits to this Agreement, in particular the Ground Lease and the Development Agreement, may be modified prior to the Close of Escrow.  Any modification of any Exhibit to this Agreement must be in writing and signed by the Parties to be affected thereby.

j.                                          Partial Invalidity and Severability.  Nothing contained herein shall be construed as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any applicable statute, law, ordinance, or regulation, the latter shall prevail, but the provisions of this Agreement affected shall be limited only to the extent necessary to bring it within the requirements of such law.   If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated thereby.

k.                                       Further Actions.  Each Party shall, at its own cost and expense, execute and deliver such further documents and instruments, and shall take such other actions, as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

l.                                          Entire Agreement.  Except as otherwise stated in this Agreement, this Agreement contains the entire agreement between the Parties hereto with respect to its subject matter.  All prior agreements, understandings, representations or negotiations are hereby superseded, terminated and cancelled in their entirety, and are of no further force or effect.  No promises, representations, warranties or covenants not included in this Agreement, either oral or written, have been or are relied upon by any Party.

m.                                    Gender and Number.  Where appropriate in this Agreement, words in the singular form shall include the plural and vice versa, and words in the masculine shall include the feminine and neuter and vice versa.

n.                                      Neutral Construction.  In construing this Agreement, no consideration shall be given to the fact or presumption that any Party had a greater or lesser hand in the drafting of this Agreement.

o.                                      Applicable Law and Venue.  This Agreement shall in all respects be governed by the laws of the State of California.  Venue and jurisdiction shall be in the Superior Court for Santa Barbara County.

p.                                      Separate Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which when so executed shall be deemed to be an original.  Such counterparts shall, together, constitute and be one and the same instrument.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date written above.

VENOCO

Venoco, Inc., a Delaware corporation

By	/s/ William Schneider
William Schneider
President

BLUFFS

Carpinteria Bluffs, LLC, a Colorado limited liability company

By	/s/ Timothy Marquez
Timothy Marquez
Manager

TRUST

/s/ Timothy M. Marquez
Timothy M. Marquez, as trustee of the Marquez Trust,
under Trust Agreement dated February 26, 2002, as amended

/s/ Bernadette B. Marquez
Bernadette B. Marquez, as trustee of the Marquez Trust,
under Trust Agreement dated February 26, 2002, as amended